                                                                   EXHIBIT 10.34

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         CROW KELLY # 1,
                                                              Landlord

                                                        and
         PRODIGY SERVICES COMPANY,
                                                              Tenant

                                 ---------------------------------
                                             L E A S E
         Dated: June 6, 1988
                    ---

PRODIGY SERVICES COMPANY                                  White Plains, New York

                                     LEASE

                               TABLE OF CONTENTS
                               -----------------

Title                                           Article         Page
-----                                           -------         ----

Parties                                                          1
Premises                                                         1
Use                                                              1
Term                                                             2


Arbitration                                     24              13
Assignment                                      20              12
Binding Effect                                  32              15
Casualty                                        11               7
Compliance with Law                             16              10
Condemnation                                    13               9
Counterparts                                    29              15
Default                                         17              11
Entire Agreement                                33              15
Estoppel Certificate                            26              14
Force Majeure                                   21              12
Hazard Insurance                                12               8
Holdover                                        18              12
Indemnity - Liability Insurance                 27              14
Improvements and Alterations                     8               5
Inspection                                      10               7
Landlord's Title and Allowable Use               5               4
Maintenance                                      6               4
Mechanics' Liens                                26              14
Miscellaneous                                   31              15
Notices                                         19              12
Parking                                         25              13
Preparation for Occupancy                        4               2
Quiet Enjoyment                                 22              13
Removal of Goods and Tenant's Repairs            9               6
Renewal Term                                     2               2
Rent                                             1               2
Rent for Renewal Term                            3               2
Riders and Other Attachments                    30              15
Services                                         7               5
Signs                                           15              10
Subordination and Non-Disturbance               23              13
Taxes                                           14               9


Riders
------

        # 1 - Option Parcel # 1
        # 2 - Option Parcel # 2

Exhibits
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        Exhibit A - Construction Agreement
        Exhibit B - Plans and Specifications
        Exhibit C - Option Agreement

Parties         THIS LEASE made the     day of June, 1988, between CROW-KELLY
                # 1, with offices at 11 Martine Avenue, 9th floor, White Plains, New York, 10606 and at 87 Bedford Road, Katonah, New York 10536, hereinafter collectively called the "Landlord", and PRODIGY SERVICES COMPANY, a New York General Partnership between International Business Machines Corporation, and Sears Roebuck and Company, having its principal office at 445 Hamilton Avenue, White Plains, New York 10601, hereinafter called the "Tenant".

                                  WITNESSETH:

Premises That the Landlord hereby leases to the Tenant and the Tenant hereby hires and takes from the Landlord, for the term and subject to the agreements, conditions and provisions hereinafter set forth, the building located at Front Street, Yorktown Heights, New York (hereinafter called the "premises"), consisting of sixty-one thousand one hundred (61,100) agreed rentable square feet, together with the exclusive right to use the appurtenances, buildings, parking areas, and improvements to be erected upon the land and any replacements thereof.

Use (a) To be used by the Tenant for engineering, research, warehouse, offices, sales, display, storage, service, repair and use of the Tenant's products and equipment, education and training of the Tenant's customers and employees, parking of cars, and all other uses incidental and related thereto. Use by Tenant for other lawful business, industrial and commercial purposes shall require the written consent of the Landlord, which shall not be unreasonably withheld or delayed.

                (b) Tenant covenants and agrees not to suffer, permit, introduce or maintain in, on or about any portion of the premises, any hazardous or toxic materials, wastes and substances (hereinafter "hazardous conditions") which are defined, determined or identified as such in any federal, state or local laws, rules or regulations; however, the Tenant shall have the right to store petroleum products and such other substances as may be necessary in conjunction with the operation of its equipment and installations, subject to the Tenant obtaining all necessary permits at Tenant's sole cost and expense, and subject to the Tenant complying with all applicable Federal, State, and local laws, rules and regulations relating to such storage and use. The Tenant shall not be responsible for any hazardous conditions which may be located at the premises at or prior to substantial completion of the "Base Building", unless caused by the Tenant or Tenant's subcontractors nor for any existing hazardous condition that may be present from or on the adjacent UPS site not caused by the Tenant, its agent, employees, contractors or invitees.

Term For a term of two (2) years to commence on the later of January 9, 1989 or ninety (90) days after delivery of the "Shell Building" (as hereinafter defined), provided the "Base Building" (as hereinafter defined) is "substantially complete" (as hereinafter defined) in accordance with Articles 2 and 4 and the Construction Agreement annexed hereto as Exhibit A. However, if the "Base Building" is not substantially complete by January 9, 1989, then the term shall commence forty-five (45) days after delivery of the "Base Building" in a "substantially complete" condition. If the term commences on a date other than the first day of a month, it shall expire at the end of the day twenty-four (24) months from the last day of the month in which it commenced. If the term commences on the first day of a month, it shall expire at the end of the day twenty-four (24) months from the last day of the preceding month.

              THIS LEASE is made upon the following terms and conditions, which the Landlord and the Tenant covenant and agree to keep and perform:

Rent                1. (a) The Tenant shall pay the annual rent of NINE HUNDRED
              NINETY EIGHT THOUSAND NINE HUNDRED AND EIGHTY-FIVE ($998,985.00) DOLLARS AND NO CENTS, in equal monthly installments in advance of EIGHTY-THREE THOUSAND TWO HUNDRED AND FORTY-EIGHT DOLLARS ($83,248.75) AND SEVENTY-FIVE CENTS on the first day of each calendar month during the term (calculated at $16.35 per square foot per year). Rent for any period of less than one month shall be apportioned based on the number of days in that month.

                       (b) If the Tenant shall fail to pay any installment or
              payment of rent within five (5) days of when due, Tenant shall be required to pay a late charge of $.05 for each $1.00 which remains so unpaid.

                       (c) The Tenant will pay the rent to Crow-Kelly # 1, c/o
              Trammell Crow Company, 6931 North Park Drive, 530 Cooper Center West, Pensauken, NJ 08109 or to such other person or at such other places as the Landlord may designate in writing.

Renewal             2. The Tenant shall have the right to renew this Lease for
Terms two (2) additional terms of five (5) years each. Each Renewal Term shall be exercised by Tenant delivering, in person or by certified mail, return receipt requested, a written Notice (pursuant to paragraph 19 hereof) to Landlord at least six (6) calendar months prior to the expiration of the initial term (in the case of the exercise of the first renewal) or at least six (6) calendar months prior to the expiration of the first renewal term (in the case of the exercise of the second renewal).

Rent for            3. (a) During the first renewal term, Tenant shall pay the
Renewal       annual rent of $519,350.00, in equal monthly installments in
Term          advance of $43,279.17, payable on the first day of each calendar month during the first renewal term, (calculated at $8.50 per square foot per year of 61,100 agreed rentable square feet).

                       (b) During the second renewal term, Tenant shall pay the
              annual rent of $647,660.00, in equal monthly installments in advance of $53,971.67, payable on the first day of each calendar month during the second renewal term, (calculated at $10.60 per square foot per year for 61,100 agreed rentable square feet).

Preparation         4. (a) Prior to the commencement of the term, the Landlord,
for           at its own cost and expense shall construct the "Base Building"
Occupancy     in accordance the Construction Agreement annexed as Exhibit A

(herein called "Landlord's Work"). All work to be done by the Landlord shall be completed in strict accordance with the plans and specifications and the shop drawings in a good workmanlike manner and in compliance with federal, state and local law and shall be certified by the architects for both parties.

     (b) The term "Base Building" shall be deemed to mean the building structure, the roof, foundation, footings, all parking, landscaping and site work (including site drainage), plumbing, HVAC and electrical systems as per plans and specifications annexed hereto as Exibit B. The term "Shell Building" shall be deemed to mean the slab, roof, complete weathertight enclosure (glass or plastic), reasonable amount of temporary power for construction tools and lights and access by Tenant's contractors. The term "Tenant Work" shall be deemed to mean all work to be done on the premises by Tenant, at Tenant's cost and expense, excluding construction of the "Base Building" which shall be Landlord's Work. The term "substantially complete" for the commencement of the lease term only shall be deemed to mean final construction and installation of all landlord items required by the Construction Agreement and the attached Plans and Specifications except for punch list items and unfinished landscaping and/or final course on the parking lot by reason of weather or other seasonal delays.

     (c) The parties shall fully cooperate with each other in order to meet the construction schedule specified in the Construction Agreement annexed hereto. Delays in the completion of Tenant fit-up work caused by the actions or omissions of the Tenant shall not affect the commencement date, subject however, to Article 21 hereof. Delays in the delivery of the "Shell Building" to the Tenant by October 9, 1989 ready for Tenant Work, shall result in one day deferral of the commencement date of the term for each one day of delay. Delays to the construction of the "Base Building" and its delivery to the Tenant by January 9, 1989 (except for landscaping or the final course of the parking lot which may be delayed by reason of weather or seasonal considerations) caused by acts or omissions of the Landlord shall result in one-day deferral of the termination date of the term for every one day of delay, and, in addition, and in either of the aforesaid events, Tenant shall also receive a rent credit of $1,377.68 for each day of delay, to be applied to the next successive rent payments due from Tenant. It is agreed that Landlord's failure to provide reasonable access, suitable parking, power, light, and storage and cooperation with Tenant's contractors which result in delays to the construction schedules, shall be considered Landlord's delay days. Conversely, if Tenant or Tenant's contractors fail to cooperate with Landlord's contractor, any resulting delay shall be considered Tenant delays and shall not affect the commencement date nor result in any rent credit to Tenant.


     (d) Subject to the provisions of Article 21, if the Landlord is prevented from complying with its obligations under this Article 4 because of delays caused by strikes, riots, fire, Acts of God, governmental intervention, acts or omissions of the Tenant, or the like which are not within the reasonable control of the Landlord (hereinafter referred to in this Lease as an "excusable delay") the Schedule set forth in the Construction Agreement annexed as Exhibit A if adversely affected by an excusable delay, shall be extended by one day for each day of an excusable delay. Whenever the Landlord is of the opinion that there has been an excusable delay it shall, within five (5) days thereafter, notify the Tenant thereof or be deemed to have waived all claims arising out of a delay in completing the work in accordance with the provisions of this Article.

                         (e) Subject to the provisions of Article 21, and
              notwithstanding the foregoing subparagraphs of this Article 4 or
              Article 17 to the contrary, if for any reason other than delays which are caused by the Tenant and which adversely affect the said Schedule, the Landlord's Work has not been completed, and Landlord has not delivered actual possession of the "Base Building" in a "substantially complete" condition to the Tenant on or before January 23, 1989, the Tenant may, upon Notice delivered to the Landlord not later than twenty (20) days thereafter, terminate this Lease, or upon Tenant's failure to give such Notice, Tenant's right to terminate hereunder shall be deemed waived. In the event that the parties are unable to agree on whether the premises is substantially complete, then such determination shall be made upon the mutual agreement and certifications of the parties' architects, however, if the architects are unable to mutually agree on and certify "substantial completion", then they shall choose a third architect and the decision of a majority of the architects as to "substantial completion" shall be binding upon the parties.

                         (f) Upon termination of this Lease pursuant to this
              Article, the Landlord shall have no further liability to the Tenant for any reason whatsoever and the Tenant shall not be liable for any costs or expenses incurred by the Landlord, or profit, in connection with performing the work, making repairs or otherwise in anticipation of this Lease, and this Lease shall come to an end with like force and effect as if it had not been executed however, the Tenant shall be liable for any hazardous condition caused by Tenant in violation of the use clause of this Lease.

Landlord's          5. The Landlord covenants as a condition of this Lease that
Title and     it has good marketable fee title to the premises and the right
Allowable     to make this Lease for the term aforesaid; that the provisions of
Use           this Lease do not conflict with or violate the provisions of existing agreements between the Landlord and third parties; that on the date of execution of this Lease, the premises and uses thereof for the purposes specified in this Lease will be in conformity with all applicable legal requirements including, without limitation, zoning and planning ordinances, and do not violate applicable restrictions, if any; and that it will deliver actual possession of the premises to the Tenant free of all tenants and occupants. Each parties' "Work" under this Lease and the annexed Construction Agreement shall conform with all applicable legal requirements including, without limitation, building and fire codes, and zoning and planning ordinances, and other local laws, ordinances and rules.

Maintenance         6. (a) During the term of this Lease, the Tenant shall take good care of the premises and the Landlord's fixtures and appurtenances therein and thereon and shall perform all maintenance and make all repairs (but not replacements) to the premises not specifically imposed upon the Landlord by the provisions hereof or due to the Landlord's willful act or negligence including maintenance and repair to (1) the building systems located within the building, and boilers; (2) broken or damaged glass, (unless caused by the negligence or willful act of the Landlord or its agents, employees, contractors or invitees);
              (3) damage by vandals; (4) the interior walls, ceilings, floors and floor coverings (including carpets and tiles) of the building; and (5) the common areas located within the building, including the common entrances, corridors, doors and windows, stairways and lavatory facilities. All repairs made by the Tenant shall be equal in quality and workmanship to the original work. The Landlord's obligations under this Article shall consist of (1) maintaining and making all repairs, replacements, improvements and alterations to the "Base Building", (2) to the extent they are within the control of the Landlord maintaining and making all repairs, replacements and alterations to the transformers; substations; sewer, water and sanitary systems; roads; driveways; walks; parking areas; exterior lighting systems, loading docks, and the exterior and interior structure of the building, including, without limitation, the roof, exterior and bearing walls of the building and support beams, foundation, columns and lateral support thereto; (3) performing all repairs and restoration required by Article 11 "Casualty" and Article 13 "Condemnation", and making all replacements to the building (and parking facility) systems. To the extent that any portion of the "Base Building" or any of the equipment or systems which are supplied by the Landlord shall be covered by any warranties or guarantees, the Landlord shall undertake to have said items repaired on Tenant's behalf. Notwithstanding the foregoing, the Tenant shall be liable for repairs or replacements caused by Tenant's misuse, negligence or damage, other than those due to reasonable wear and tear.

                         (b) If by reason of emergency, repairs or replacements
              become necessary which by the terms hereof are the responsibility of the Landlord, the Tenant may make only such minimal repairs or replacements which, in the opinion of the Tenant, are necessary for the preservation of the premises, or of the safety or health of the occupants therein or therein, or of the Tenant's property; provided, however, that the Tenant shall first make a reasonable effort to inform the Landlord before proceeding with such repairs, and the Landlord shall have failed to effect such emergency repairs within a reasonable time.

                         (c) If repairs, replacements or alterations are
              performed by the Tenant under this Article for or on behalf of the Landlord, the Landlord shall reimburse the Tenant within thirty
              (30) days following receipt of an invoice and data supporting the sum requested.

Services             7. The Landlord shall not be required to furnish any
              services or utilities to the premises during the term of the Lease, the Tenant hereby assuming full and sole responsibility for the payment for such services and utilities; however, the Landlord shall, or shall cause others to, construct and supply equipment and exterior delivery system components (including but not limited to pumps, pipes, transformers, conduits, cables, valves, switches, and similar materials, etc.) as are necessary to cause the premises and "Base Building" and "Shell Building" to be served with basic gas, water and electric service.

Improvements        8.   Tenant shall have the right, at its own expense, and
and           without the Landlord's consent, to make such alterations,
Alterations   additions, installations (of partitioning, trade fixtures, machinery, equipment, furnishings, and the like) and changes
              (hereinafter collectively called "Alterations") in and to the interior of the Building and premises as it shall deem necessary or convenient for its purposes, provided that said Alterations shall not touch upon and impair the structural components of the Building.

                    However, during the initial term of this Lease, Landlord's consent shall be required for any Alterations to partition walls and ceilings, which wall and ceiling Alterations shall exceed $25,000.00 on a par project basis, such consent by the Landlord not to be unreasonably withheld or delayed. Tenant shall give Landlord five (5) days prior notice of any contemplated Alterations to partition walls and ceilings costing in excess of $25,000.00 and Landlord's failure to object to such Alterations within five (5) days after notification shall be deemed to be Landlord's consent thereto.

                   Notwithstanding the foregoing, any Alterations to the roof, slab, exterior walls, support columns or windows by Tenant, and those Alterations which shall be deemed structural in nature, shall require the prior written consent of the Landlord, which shall not be unreasonably withheld. Any such contemplated Alterations by Tenant shall be submitted to Landlord at least ten (10) days before commencement of the work with sufficient detail to adequately apprise Landlord of the specific work to be performed, together with plans and specifications for the proposed work. Landlord's failure to respond within said ten
                (10) days shall be deemed to be Landlord's consent thereto.

                   All Alterations shall remain the property of Tenant, and in case of damage or destruction thereto by fire or other causes Tenant shall have the right to recover the value thereof as its own loss from any insurance company with which it has insured the same, or to claim any award in the event of condemnation, notwithstanding that any of such Alterations might be considered a part of the Premises. Any Alterations or substitutes thereof with the exception of the uninterrupted power supply, generators, computer flooring, ceilings, light fixtures or cooling towers, may be removed by Tenant at any time during the term of this Lease provided that any damage caused by such removal shall be repaired by Tenant. In such an event, however, Tenant shall not be required to remove pipes, wire and the like from walls, ceilings and floors provided that Tenant properly cuts, disconnects and caps such pipes and wires and seals them off, if necessary, in a safe and lawful manner. Tenant agrees that any and all such work shall be performed in a good and workmanlike manner and in accordance with all applicable ordinances, laws and regulations. Landlord agrees to execute and deliver promptly after request of Tenant such instrument or instruments embodying the approval of Landlord which may be required by any public or quasi-public authority for the purpose of obtaining any license or permit for the making of such Alterations, Tenant agreeing to pay the cost of any such license or permit. Tenant shall not allow any liens to be placed against the Premises, or any part thereof, by reason of any such work performed by Tenant, and Tenant shall indemnify Landlord therefor in the event of any breach of this covenant.

Removal of         9. At the expiration of the original term, of this Lease, the
Goods and       Tenant will remove its furniture, furnishings, equipment and
Tenant's        computers. All of Tenant's work, including but not limited to,
Repairs         generators, uninterrupted power supply system and raised
                computer flooring, shall remain intact and shall become the property of the Landlord. Tenant agrees to remove such generators, uninterrupted power supply and raised computer flooring as Landlord shall direct by written notice given to Tenant no later than sixty (60) days prior to the expiration of the term hereof. If Landlord elects to have the generators and uninterrupted power supply and computer flooring removed by Tenant, such removal must be accomplished by the end of the Lease term at Tenant's sole cost and expense. In the event the generators, uninterrupted power supply and raised computer flooring which Landlord has notified the Tenant to remove at the end of the Lease have not been removed at the end of this Lease, then the Landlord may, in addition to such other rights as it may have under the law, remove such Alterations on behalf of the Tenant and the cost and expenses for such Alterations removal shall be billed to and paid by the Tenant within ten (10) days of receipt of Landlord's invoice. Tenant will (a) peacefully yield up to the Landlord the premises broom clean and in good order and condition, excepting ordinary wear and tear, and excepting damage, destruction or loss by fire or other casualty or by any other cause of any kind or nature provided the Tenant delivers to the Landlord all insurance proceeds paid to the Tenant in connection therewith to the extent of Landlord's interest in the premises and (b) repair all damage to the premises and the fixtures, appurtenances and equipment of the Landlord therein and thereon, caused by the Tenant's removal of its furniture, fixtures, equipment, machinery, and the like and the removal of any improvements or alterations. Tenant's removal of its fixtures, equipment and machinery shall not cause any hazardous condition, and upon returning possession of the premises to Landlord, the premises shall be free of any hazardous condition.

Inspection         10. Subject to any security and confidentiality policies of the Tenant, Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at mutually agreeable reasonable times during business hours, for the purpose of ascertaining the condition of the Premises. Subject to such security and confidentiality policies, during the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and represenatives shall have the right to enter the Premises at mutually agreeable reasonable times during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. The parties hereto mutually agree, at least thirty (30) days prior to the normal expiration date hereof, to meet for a joint inspection of the Premises. Landlord shall always have the right of inspection, as manager, with notification of emergency.

Casualty           11. (a) In the event any portion of the premises is damaged by fire or other casualty insured under Article 12(a), and the premises can, in the opinion of the Landlord's architect, be repaired within one hundred eighty (180) consecutive days from the date of damage, the Landlord shall proceed immediately to make such repairs as required by paragraph (c). This Lease shall not terminate, but the Tenant shall be entitled to a proportionate abatement of rent and additional rent payable during the period commencing on the date of the damage and ending on the date the premises are repaired as aforesaid and delivered to the Tenant. For purposes of this paragraph (a) and paragraph (c), rental abatement shall be based upon the portions of the premises rendered untenantable, unfit or inaccessible for use by the Tenant during such period. Notwithstanding the foregoing, the Tenant shall provide rent interruption insurance for the Landlord's benefit, at Tenant's cost.

                       (b) If (i) in the opinion of the Landlord's architect,
                such damage to the premises cannot be repaired within one hundred eighty (180) days from the date of the damage; or (ii) the Landlord commences to repair but fails to complete such repairs as required by paragraph (c) within the one hundred eighty (180) day period, as said period may be extended for an excusable delay (as such term is defined in Article 4), either party may terminate this Lease by Notice to the other within twenty (20) days from the date on which the architect's opinion is delivered to the Tenant when termination is based on the architect's opinion, and otherwise by such notice within twenty
                (20) days from the end of one hundred eighty (180) day period, as it may have been extended by an excusable delay. This Lease shall terminate on the thirtieth (30th) day after such notice is given, unless the damage repair is completed within ten (10) days after giving of such notice or unless such loss or damage was caused by Tenant's willful misconduct, or that of its employees. If Tenant shall terminate this Lease pursuant to this
                Article 11, then such termination shall be Tenant's sole remedy.

                    (c) In the event neither party exercises its option to terminate hereunder the Landlord shall, with due diligence, to the extent that the insurance proceeds shall be sufficient for the purpose, reconstruct the "Base Building" to substantially the same condition as existed immediately prior to the date of damage, and the Tenant shall reconstruct the Tenant Work to substantially the same condition as existed immediately prior to the date of damage. The Tenant shall be entitled to a proportionate abatement of rent and additional rent in the manner and to the extent provided in paragraph (a). When required by this Article, the architect's opinion shall be delivered to Tenant within thirty (30) days from the date of damage.

                    (d) Notwithstanding paragraphs (a) and (c) of this Article or Article 17 to the contrary, if, by operation of this Article the Landlord undertakes but fails to repair and restore the premises as required by the provisions of this Article and to deliver the repaired and restored areas of the building and improvements to the Tenant within two hundred twenty (220) consecutive days from the date of the damage, for any reason other than a delay caused by an act or omission of the Tenant, subject to force majeure or other excusable delay, in which event this period may be extended for up to sixty (60) additional days, either party may terminate this Lease by notice to the other within two hundred thirty (230) consecutive days from the date of damage. In the event of termination under this Article, this Lease and the term hereof shall terminate on the date specified in the notice and rent and additional rent shall be apportioned as of the effective date of termination of this Lease.

                    (e) In the event that during the last twelve (12) months of either the first or second renewal term, a casualty occurs which shall require more than 120 days to restore the premises, as determined by the Landlord's architect in a similar method as under this Article, if the Tenant has not notified the Landlord of Tenant's election to renew under the terms of
           Article 2, the Tenant shall have the right to terminate this lease by written notice delivered to Landlord within ten (10) days of Tenant's receipt of Landlord's architect's written report, such notice to be effective thirty (30) days after Landlord's receipt thereof. Failure to deliver such written termination notice shall constitute a waiver by Tenant of its right to terminate hereunder. However, if the Tenant had notified Landlord of the Tenant's election to renew the term, then the provisions set forth in subparagraphs (a) through (d) of this Article 11 shall apply to the Tenant's right to terminate this lease. Landlord hereby agrees to procure on behalf of Tenant such rental insurance policy as to insure the payment of rent during the unexpired balance of the term after Tenant has rightfully terminated under this subparagraph (e) of Article 11, the cost of which is included in the base rent.

Hazard          12. (a)  The Tenant shall, from and after the term commencement
Insurance  date, maintain insurance covering the building including all interior improvements thereto and the parking area, if any, and other improvements comprising the premises against loss, damage or destruction caused by boiler explosion, fire and the perils specified in the standard extended coverage endorsement, and by vandalism and malicious mischief. Coverage shall equal at least one hundred (100%) percent of replacement costs or actual cash value, exclusive of architectural and engineering fees, excavation, footings and foundations. The Landlord shall be named as an insured in the Tenant's policy. Provided the Tenant has been notified in writing as to the names and addresses of the Landlord's mortgagees, such policy shall also contain the standard mortgage clause naming the mortgagees as their respective interest may appear; however, this requirement shall not restrict or limit the right of the Tenant to obtain and hold the insurance proceeds as provided for in Article
          11. Tenant shall use its best efforts to deliver a certificate of such policy to Landlord at least thirty (30) days before commencement of the Tenant Work and at least thirty (30) days before the expiration of any existing policy, but in no event later than ten (10) days prior thereto.

                  (b) The Landlord and the Tenant each hereby waives its right of recovery against the other and each releases the other from any claim arising out of loss, damage or destruction to the building and improvements on the premises, or contents thereon or therein, to the extent its respective property is covered by a policy of insurance whether or not such loss, damage or destruction may be attributable to the negligence of either party or its respective agent, visitor, contractor, servant or employee. Each policy shall include a waiver of the insurer's right of subrogation against the party hereto who is not an insured under said policy, provided such mutual waiver shall not negatively impact the insurance coverage to be provided hereunder.

                  (c) The Landlord hereby covenants that in the event of any loss, damage or destruction to the premises and the Landlord is required by the operation of Article 11 to repair and restore, the proceeds which are payable under policies of insurance carried by the Tenant shall first be applied to repair and reconstruct the premises to the extent required by this Lease and by any mortgage encumbering the property.

Condemnation 13. (a) If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease shall terminate and the rent shall cease during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur.

                  (b) If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances, providing the property remains functionally usable by Tenant.

                  (c) In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceeding.

Taxes         14. (a)  The Tenant shall reimburse the Landlord for all taxes, water and sewer charges, special or other assessments and other governmental charges as are finally determined to be legally payable by legal proceedings or otherwise (hereinafter called "real estate taxes") levied or assessed upon the premises provided the same are due and payable during the term and the Landlord has submitted to the Tenant the applicable receipted tax bill or copy thereof. In no event shall the Tenant be obligated to pay any interest or penalties imposed for late payment or otherwise unless the Tenant fails to reimburse the Landlord in a timely manner, and in default thereof, Tenant shall be liable for interest on any unpaid sum at the prime rate charged by Landlord's mortgage lender, plus five (5%) percent. If allowed by law, the Landlord shall pay for real estate taxes in installments. Any real estate taxes shall be apportioned so that the Tenant shall pay only that portion of real estate taxes or installments thereof as falls within the term. The Tenant shall not be obligated to pay any, income tax, tax on rent or rentals, excess profits or revenue tax, excise tax or other similar tax or charge or inheritance, franchise, capital levy transfer, estate, succession or other similar tax or charge that may be payable by or chargeable to the Landlord under the present or future law of the United States or the State in which these premises are located or imposed by any political or taxing subdivision thereof.

                        (b) The Tenant shall have the right, by appropriate proceedings, to protest or contest any assessment or reassessment for real estate taxes, or any special assessment, or the validity of either, or of any change in assessments or the tax rate.

                        (c) In any such contest or proceedings the Tenant may act in its own name and/or the name of the Landlord and the Landlord will, at the Tenant's request, cooperate with the Tenant in any way the Tenant may reasonably request in connection with such contest or proceedings. The Landlord shall sign such consents or other documents as the Tenant may request. Any contest or proceedings conducted by the Tenant shall be at the Tenant's expense and, in the event any penalties, interests or late charges become payable with respect to the real estate taxes as the result of such contest, the Tenant shall be solely responsible for any penalties, interest or late charges imposed on the Landlord through no fault of the Tenant. Nothing herein shall be construed to permit the Tenant to withhold payment of taxes during the pendency of any contest or proceeding, unless the Landlord shall expressly consent thereto.

                        (d) The Tenant shall be entitled to receive any tax refunds properly allocable to the term of this Lease,as it may be extended, and relating to taxes paid by Tenant, as a result of any such contests or proceedings.

Signs               15. The Tenant shall have the exclusive right to place its signs in, on and about the building and land comprising the premises, provided the same are in compliance with law, are purchased and installed at the sole cost and expense of the Tenant and are removed from the premises at the expiration or earlier termination of the term hereof. The Tenant shall be responsible for all required applications, fees and permits. Notwithstanding the foregoing, the Landlord shall have the right to place temporary or construction sign on the premises prior to commencement of the Tenant's occupancy.

Compliance          16. (a) During the term the Tenant shall, at its sole cost with Law and expense, promptly comply with all laws, ordinances, orders rules, regulations and requirements, including but not limited to noise abatement and sound criteria of all federal, state and municipal governments and governmental agencies, which are applicable to the premises or to the use, manner of use or occupancy thereof and maintain the premises in compliance with the requirements of the insurance companies from which the Tenant purchases the coverages required by this Lease; provided, however, that the Landlord shall, at its sole cost and expense, comply with all laws, ordinances, orders, rules, regulations and requirements and insurance requirements which are applicable to those repairs, replacements or alterations or other obligations to be performed by the Landlord under the provisions of this Lease.

                        (b) After prior notice to the Landlord, the Tenant shall
                have the right to contest by appropriate legal proceedings (in the name of the Tenant or the Landlord or both) at the Tenant's sole cost and expenses and with counsel of the Tenant's choosing, the validity of any law, ordinance, order, rule, regulation or requirement with which, by the provisions of this Lease, it is obligated to comply. If by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith may be legally held in abeyance without incurring any lien or charge of record against the premises, and without subjecting the Landlord to any fines, penalties or any other liability for failure to comply therewith, the Tenant may postpone compliance until the final determination of any such proceedings, provided that all proceedings shall be prosecuted with due diligence.

Default             17.  (a) The following events shall be deemed to be events of default by Tenant under this Lease:

                         (i) Tenant shall fail to pay any installment of the
              rent herein reserved when due, or any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of fifteen (15) days following written Notice from the Landlord to the Tenant.

                         (ii) Tenant shall become insolvent, or shall make a
              transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

                         (iii) Tenant shall file a petition under any section or
              chapter of the Bankruptcy Code, as amended, or under any similar law or statute of the United States of any State thereof; or Tenant shall have filed against it a bankruptcy or insolvency proceeding and such proceeding is not discharged within sixty (60) days thereafter.

                         (iv) A receiver or trustee shall be appointed for all
              or substantially all of the assets of Tenant, and such party is not discharged within sixty (60) days after appointment.

                         (v) Tenant shall desert the Premises, provided,
              however, the Premises shall not be deemed deserted so long as Tenant pays all charges due hereunder and complies with all of the terms hereof, even though it has physically removed itself from the Premises.

                         (vi) Tenant shall fail to comply with any term,
              provision or covenant of this Lease (other than the foregoing in this Paragraph 17), and shall not cure or commence to cure such failure within thirty (30) days after written notice thereof to Tenant, provided that such default shall in all events either be cured in full within sixty (60) days of written notice of such default except that if such default cannot with due diligence and in good faith be cured within such sixty (60) day period, then no default shall occur provided Tenant is proceeding with due diligence and in good faith to cure such default.

                         (vii) Tenant shall fail to discharge or adequately bond
              any lien placed upon the Premises in violation of Paragraph 26 hereof within thirty (30) days after such lien or encumbrance is filed against the Premises.

              (b) If the Landlord defaults in the performance or observance of any provision of this Lease, the Tenant shall give Landlord notice specifying in what manner the Landlord has defaulted and if such default shall not be cured by the Landlord within the period of time provided for elsewhere in this Lease, and otherwise within thirty (30) days after the delivery of such notice (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for a floods, and restraints of the governments and people, governmental prohibitions or regulations, civil disturbances and explosions, and any other like cause beyond the reasonable control of the party affected; however, the suspension of the parties obligations hereunder shall not continue for a period in excess of six (6) months by virtue of the operation of this Article.

Quiet                 22.  The Tenant, on paying the rent and fully and
Enjoyment         completely performing each of the covenants of this Lease on its part to be performed, may peaceably and quietly have, hold and enjoy the premises for the term of this Lease.

Subordination         23.  This Lease shall be subordinate and subject to all
and Non-          ground or underlying leases and mortgages thereon and to any
Disturbance       mortgages covering the fee of the premises, that now and may hereafter affect the premises, and to all renewals, modifications or replacements thereof; provided, however that with respect to any existing ground lease, underlying lease and/or mortgage, within thirty (30) days after the date the Landlord and the Tenant execute this Lease, and with respect to any future ground lease, underlying lease and/or mortgage, on or before the effective date thereof, the Landlord shall obtain from its ground Landlord, underlying Landlord and/or mortgagee a written agreement with the Tenant which shall be in full force and effect and which shall provide that (a) the Tenant shall not be joined as a defendant in any proceeding which may be instituted to terminate or enforce the ground or underlying lease or to foreclose or enforce the mortgage;
                  (b) the Tenant's possession and use of the premises in accordance with the provisions of the Lease shall not be affected or disturbed by reason of the subordination to or any modification of or default under the ground or underlying lease or mortgage; and (c) the ground and underlying Landlord and mortgagee will receive and subject their respective rights, if any, to any portion of the insurance proceeds otherwise payable to the Landlord when and to the extent necessary for the Landlord to comply with its obligations of repair and restoration under Article 6.

                  If the ground or underlying Landlord and/or mortgagee or any successor in interest shall succeed to the rights of the Landlord under this Lease, whether through possession, surrender, assignment, subletting, judicial or foreclosure action, or delivery of a deed or otherwise, the Tenant will attorn to and recognize such successor-landlord as the Tenant's landlord and the successor landlord will accept such attornment and recognize the Tenant's right of possession and use of the premises in accordance with the provisions of this Lease. This clause shall be self-operative and no further instrument of attornment and recognition shall be required.

Arbitration           24.  Except as to the payment of rent, each and every
                  dispute of whatsoever nature which may arise in connection with this Lease, the options granted under Rider #1 and Rider #2 and the Construction Agreement, the interpretation thereof and any and all claims in connection therewith, shall be determined by arbitration in the City of White Plains, New York, before and in accordance with the rules of the AMERICAN ARBITRATION ASSOCIATION then in effect, and the arbitrator(s) hearing such dispute shall have the right to assess the fees therefor, including legal fees to the prevailing party, and the arbitrator's decision shall be final and binding.

Parking               25.  Landlord shall provide Tenant with exclusive use of
                  at least 180 reserved contiguous spaces at no cost to Tenant in the lot surrounding the Building. In the event that less than 170 above parking spaces shall become permanently available to Tenant for any reason other than Landlord's voluntary action, substitute parking necessary to restore the number of spaces to 170 shall be immediately provided at a contiguous location or within 50 yards of any portion of the property line of the premises, which substitute parking must be and remain reasonably accessible to the Building, or Tenant may terminate the Lease upon 180 days prior written notice to Landlord delivered in the manner provided elsewhere herein, in which event the Lease shall terminate on the 180th day after Landlord's actual receipt of such written termination notice and Landlord's continuing failure within such time period to provide substitute parking necessary to restore Tenant's reserved spaces to 170.

Mechanics'            26.  The Tenant shall discharge by payment, bond or
Liens otherwise, within thirty (30) days, any mechanics' liens filed against the premises during the term for work, labor, services or materials claimed to have been performed at or furnished to the premises for or on behalf of the Tenant, and the Tenant shall hold harmless the Landlord from any such lien except when the mechanics' liens are filed by a contractor subcontractor materialman, or laborer of the Landlord, in which event the Landlord shall discharge the liens by payment, bond or otherwise.

Indemnity             27.  (a) The Tenant shall defend the Landlord and hold the
Liability         Landlord harmless from and against all claims, actions,
Insurance         losses, damages, and expenses (including reasonable attorneys'
                  fees, court costs and disbursements) incurred by the Landord in connection with the bodily injury, personal injury or damage to property caused during the term of this Lease, in whole or part, by the act or omission of the Tenant, its agents, employees, licensees, invitees or contractors, arising
                  (i) from any occurrence in or on the premises, or (ii) from the use by the Tenant of any part of the Premises or
                  (iii) from any work undertaken by the Tenant on the premises;
                  provided that the provisions of this Article and the indemnity hereunder shall not be applicable when such claims, action, losses, damages, or expenses are caused wholly or in part by the act or omission of the Landord, its agents, employees, contractors, licensees or invitees. The Tenant shall have the right to defend, at its own expense and by counsel of its own choosing, and shall defend, against any claim to which the aforesaid indemnity agreement would apply, and the Landlord's right to defend or settle any such claim shall be limited to those cases where the Tenant has failed or refused to defend, after ten (10) days written Notice and Tenant's failure to respond within said ten (10) days. The Tenant shall apprise the Landlord of all proceedings. The liability of the Tenant to indemnify the Landlord, as hereinabove set forth, shall not extend to any matter against which the Landlord shall be effectively protected by insurance provided, however, that if any such liability shall exceed the amount of the insurance in question, the provisions of this Article shall apply to such excess.

                           (b) The Tenant shall provide and keep in force during the term comprehensive public liability insurance covering liability arising out of the operation and control of the premises in limits of not less than $1,000,000.00 combined bodily injury and property damage. The Landlord shall be named an additional insured. Tenant shall use its best efforts to deliver certificates of any such policy to the Landlord at least thirty (30) days before the commencement of Tenant Work and at least thirty (30) days before the expiration of any existing policy.

Estoppel              28.  The Tenant agrees, at any time and from time to time
Certificate       during the term, upon not less than thirty (30) days' prior notice from the Landlord, to execute, acknowledge and deliver to the Landlord a statement in writing (i) certifying that this

           Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating modifications); (ii) stating the dates to which the rent and other charges hereunder have been paid by the Tenant;
           (iii) stating whether or not the Tenant has knowledge that the Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if the Tenant has knowledge of such a default, specifying each such default and (iv) stating the address to which notices to the Tenant shall be sent. Prior to the commencement of or during the term of this Lease the Landlord shall, if requested by the Tenant, deliver an estoppel certificate, in the substance and form described above, relative to the status of this Lease and/or any ground lease, underlying lease and/or first mortgage.

Counterparts   29. This Lease is executed in several counterparts, each of which shall be deemed to be an original, and all counterparts shall constitute one and the same instrument. This Lease shall not be binding and in effect until at least one counterpart, duly executed by the Landlord and Tenant, has been delivered to each party hereto.

Riders and     30. Exhibits A, B and C and Riders # 1 and # 2 are attached
Other      hereto and made a part hereof.
Attachments

Miscellaneous  31. (1) This Lease shall be strictly construed against the
           Landlord and the Tenant. (2) No remedy or election given by any provisions in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative in addition to all other remedies of law or equity which either party may have arising out of the default of the other party and failure to sure such default within the applicable grace period. (3) Failure of either party to cure a default of the other under this Lease shall not render such non-defaulting party in any way liable therefore, or relieve the defaulting party from any of its obligations hereunder.
           (4) The acceptance of possession of the premises by the Tenant shall not be deemed a waiver of any of the obligations under this Lease to be performed by the Landlord. (5) If there is a conflict between the provisions of this Lease and the provisions of existing or future rules and regulations promulgated for the building, the provisions of the Lease (other than any rules and regulations which are attached hereto) shall prevail and be binding on the parties. (6) The Landlord hereby covenants that the Tenant may deal with any person, firm or corporation for services, supplies, materials, labor, equipment, transportation, tools, machinery and any other similar or dissimilar services or items in connection with the use and occupation of the premises and work performed thereon or therein, provided that such dealings by Tenant do not cause any labor stoppage or strike.

Binding        32. This Lease shall bind and inure to the benefit of the parties
Effect hereto and their respective executors, distributees, heirs, representatives, successors and assigns.

Entire         33. This Lease contains the entire agreement of the parties and
Agreement  shall not be modified except by an instrument in writing which is signed by both parties.

     IN WITNESS WHEREOF, this Lease has been duly executed by the parties hereto as of the day and year first above written.

WITNESS:                                CROW-KELLY # 1

[ILLEGIBLE SIGNATURE]               BY: [ILLEGIBLE SIGNATURE]
--------------------------              --------------------------
                                 TITLE  Partner
                                        --------------------------



WITNESS:                                PRODIGY SERVICES COMPANY

[ILLEGIBLE SIGNATURE]               BY: [ILLEGIBLE SIGNATURE]
--------------------------              --------------------------
                                 TITLE  President
                                        --------------------------


                         [APPROVAL SEAL APPEARS HERE]

                                R I D E R # 1
                         Attached To and Made Part Of
                          Lease Dated June ____,1998
                                 Made Between
                                CROW KELLY # 1
                                     and
                           PRODIGY SERVICES COMPANY

********************************************************************************

Option # 1:
----------

         Landlord currently owns the adjacent property ("Option Parcel 1"), presently occupied by United Parcel Service, as Tenant, and comprised of land and a building consisting of 25,000 rentable square feet. Landlord represents that Option Parcel # 1, and the entire 25,000 square foot building can be used for general office purposes under present zoning in a like manner as the Building which is the subject of this Lease Agreement. Landlord does hereby grant Tenant the option to lease said space upon expiration of the UPS lease and upon UPS vacating the premises, subject to the following:

         Tenant's exercise of Option # 1 must be made by Tenant delivering, in person or by certified mail, return receipt requested, a written notice ("Notice") to Landlord at any time prior to but in no event later than December 31, 1990. Regardless of the date of such notice, possession of Option Parcel 1 may be delayed until May 1, 1980, which is the latest possible date for surrender of premises by UPS per its Lease Agreement with Landlord.

         This option shall be available to Tenant at no cost until the later of,
(1) June 1, 1989 or, (2) the date that the UPS lease terminates and the premises is surrendered to Landlord. Thereafter for a period of three (3) months from the later of the aforesaid events, Tenant's cost to carry the option to lease Option Parcel 1 at a direct pass-through cost consisting of Landlord's operating expenses, taxes and insurance, such pass-through cost to Tenant being estimated at $.28 per square foot, per month.

         After expiration of the aforesaid three (3) month period, the cost to Tenant to carry this option shall thereafter be calculated as follows:

         $1,400,000 X (Landlord's Mortgagee's Prime Rate + 1%) +
      annual taxes + annual insurance + annual operating expenses
      ------------------------------------------------------------
                                      12

         This carry cost shall be paid to Landlord monthly, in advance, by Tenant until the earlier of (1) December 31, 1990, or (2) the date that tenant exercises Option # 1.

         In the event Tenant properly exercises Option # 1, (a) the term shall run concurrently with the renewal term then applicable to the Building, (b) the Landlord shall rehabilitate and renovate the existing UPS building for use as a "flex" building which may be upgradeable at Tenant's option and expense to general office use, so that the renovated premises shall be of equal quality, design and character as the Building which is the subject of this Lease, and (c) the rent to be paid shall be a fair market rental ("Fair Market Rent") for a building of comparable size, condition, location and quality of construction generally pertaining in the real estate market in Yorktown Heights, New York, and surrounding communities. Fair Market Rent shall be established by Landlord and Tenant no later than sixty (60) days from the exercise of Option # 1, and if Landlord and Tenant are unable to agree within such time, they shall each select an experienced appraiser who shall jointly select a third appraiser. The opinion of the majority of the appraisers as to Fair Market Rent shall be rendered no later than ninety (90) days from Tenant's exercise of Option # 1 and shall be binding on both Landlord and Tenant.

                                 R I D E R # 2
                         Attached To and Made Part Of
                          Lease Dated June ___, 1998
                                 Made Between
                                CROW KELLY # 1
                                      and
                           PRODIGY SERVICES COMPANY

********************************************************************************

Option # 2:
----------

    Landlord has obtained an option agreement for the purchase of the land ("Option Parcel 2") on which a 40,000 square foot one (1) floor "flex" building may be built in an area where present zoning permits office use. The cost of this option, which presently runs until September 1, 1998, is $10,000.00, which will be borne by the Tenant. Upon signing this Lease Agreement, the Tenant shall reimburse the Landlord for this $10,000.00 option payment. A copy of the Option Agreement is annexed hereto as Exhibit C. The Landlord also hereby grants the Tenant the right, upon written notice to the Landlord, to require the Landlord to obtain an extension of this option, on a month to month basis until June 1, 1990, for a consideration of 1,000.00 per month to be paid by the Tenant.

    Upon written notice by Tenant prior to June 1, 1990, that the Tenant elects to have the Landlord construct a flex building an Option Parcel No. 2, the Landlord shall use its best efforts to obtain all necessary approvals and to close title within six (6) months from the date of Tenant's notice. The Landlord shall use its best efforts to construct the Building within twelve (12) months of closing title to Option Parcel 2, at Landlord's sole expense. However, in the event that the Landlord is unable to close title and to complete construction of the building within fifteen (15) months of closing title to Option Parcel 2, except for force majeure, then Tenant shall have the option to cancel the lease agreement for the premises to be constructed on Option Parcel 2, and all monies paid by Tenant to Landlord in connection with this Option # 2 shall be refunded by Landlord to Tenant.

    The lease agreement for Option Parcel No. 2 shall be executed prior to Landlord's purchase of Option Parcel No. 2, shall be similar in form and content to the lease agreement to be entered into hereunder, shall run for a term of at least five (5) years, at a rental rate equal to ninety-five (95%) percent of fair market rent for a "flex" building similar to the demised premises, as determined in the manner under Option # 1, with a five (5) year option to renew. If the Tenant requires an upgrade above a "flex" building, Tenant shall bear the additional costs and expenses for such upgrade, to be repaid during the first two (2) years of the Lease term in a manner similar to this Lease. If the Tenant fails or refuses to execute such lease agreement after having elected to have Landlord construct the building, then the Tenant agrees to reimburse the Landlord for Landlord's costs incurred in obtaining any necessary municipal approvals, excluding any costs incurred in connection with the acquisition or sale of the land.

                                   EXHIBIT A

                            CONSTRUCTION AGREEMENT

     Landlord agrees to accept full responsibility for the cost and construction of the "Base Building", (as defined in the annexed Lease) pursuant to Plans and Specifications attached hereto as Exhibit B, including all site work, utility services provided to the premises, primary electric service from NYSEG of 2250 KVA capacity, the "Shell Building" (as defined in the annexed Lease) with a clear height of 21'-0" inside, HVAC system and roof structure acceptable to Tenant.

     Landlord agrees to build the "Base Building" in strict accordance with the mutually agreed upon Plans and Specifications attached hereto as Exhibit B, as the same may be amended or modified upon mutual agreement of the parties (provided that the amendments or modifications are within the original scope of work) and also in strict accordance with the shop drawings to be hereinafter prepared by Landlord's contractors and reviewed by Tenant, and which are to be incorporated herein by reference. Landlord shall be solely responsible for obtaining all necessary permits and approvals which may be required by any governmental authority, the cost of which are to be borne by the Landlord. Copies of all permits and approvals are to be furnished to Tenant immediately upon receipt by Landlord.

     Both Landlord and Tenant mutually agree upon the following construction schedule:

Commencement of Construction
of "Base Building"--                                May 18, 1988

Delivery of "Shell Building" for
commencement of Tenant Work                         October 9, 1988

Substantial completion of "Base Building" --        November 22, 1988

100% completion of "Base Building" and
commencement of payment of rent --                  January 9, 1989

     Landlord agrees that on October 9, 1988 the "Base Building" shall be at a stage of completion such that Tenant Work may commence. Tenant has the exclusive right to accomplish Tenant fit-up work using its own contractors and/or subcontractors. Landlord and Tenant agree that on and after this date, contractors and personnel representing both parties will use their best efforts to cooperate and to work jointly to achieve the above construction schedule, and to facilitate the completion of Tenant Work by the agreed upon commencement date.

     Delays to the completion of Tenant Work caused by the actions or omissions of the Tenant shall not affect the commencement date, subject however, to the force majeure provisions of the Lease Agreement. Delays in delivery of the "Shell Building" to Tenant by October 9, 1988 ready for Tenant Work, shall result in one day deferral of the commencement date of the term for each one day of delay. Delays to the construction of the "Base Building" and its delivery to Tenant by January 9, 1989 caused by acts or omissions of the Landlord shall result in one-day deferral of the termination date of the term for every one day of delay, and, in addition, and in either of the aforesaid events, Tenant shall also receive a rent credit equal to one day's rent for each day of delay.

     It is agreed that Landlord's failure to provide reasonable access, reasonable temporary power, storage, parking, and cooperation with Tenant's contractors which result in delays to the construction schedules, shall be considered Landlord's delay days. Conversely, if Tenant or Tenant's contractors fail to cooperate with Landlord's contractor, any resulting delay shall be considered Tenant delays and shall not affect the commencement date nor result in any rent credit to Tenant.

     It is agreed that delays to final completion of the landscaping and parking area which are caused by seasonal conditions, and which do not materially affect Tenant's use of the premises and the parking areas, shall not be considered Landlord or Tenant delays. Landlord agrees, however, that the parking area, roads and curbing, etc., in their entirety (exclusive of asphalt top coat) will be complete upon the commencement date of the term of the Lease, and that the asphalt top coat and landscaping will be completed no later than May 15, 1989 in such manner so as to minimize interference with Tenant's use of the premises.

     Landlord hereby agrees to pay Tenant the following contributions, in cash:

     1. $195,000, payable sixty (60) days after commencement of work on Tenant improvements upon Landlord's receipt of invoices;
     2. $25,000 - design fee payable after Landlord's receipt of invoices and Landlord closing on construction financing, such sum to be paid out of either of the first two (2) draws on the construction loan.

     Landlord agrees that Tenant will employ Armand P. Avakian and Edward A. Sears Associates as project architect and engineers to review and approve the design and Plans and Specifications for the base building shell and standard mechanical and electrical drawings which will be prepared by Landlord with participation and input from Tenant.

     Prior to awarding a construction contract, Landlord shall submit to Tenant's architects and engineers, for review and approval, all final construction contract documents. Furthermore, Landlord shall submit copies of all shop drawings to Tenant's architects and engineers, for review and comments, prior to the approval of Landlord's architects and engineers. Tenant will review and comment on shop drawings within nine (9) days or Tenant will have waived its right to comment on that shop drawing. The results of the review and comments by Tenant's architects and engineers shall be incorporated on the shop drawings prior to approval of the shop drawings by Landlord, and all incorporated comments shall be consistent with the agreed scope and quality outlined in the Plans and Specifications. Any changes to the Plans, Specifications and/or shop drawings shall be approved by the Tenant, in the case of Plans and Specifications, or reviewed by Tenant for comments, in the case of shop drawings.

                                   EXHIBIT C



                                  SCHEDULE A
                                  ----------

     ALL that certain plot, piece or parcel of land situate, lying and being in the Town of Yorktown, County of Westchester and State of New York, shown and designated as lot Section 14.5 Parcel 1 Lot 10.7 on a certain map entitled "Section 1 Subdivision Plat of Yorktown Heights Industrial Park, Front Street, Yorktown Heights, New York, Westchester County" made by Donald J. Donnelly, P.L.S., dated Nov. 27, 1979, and filed in the Westchester County Clerk's Office, Division of Land Records, on January 21, 1980 as Map No. 20149.

                               OPTION AGREEMENT
                               ----------------

           OPTION AGREEMENT made on April        , 1988, between HARRY E.
SCHACHTER, residing at (No   #) South Bedford Road, Mount Kisco, New York 10549
("Schachter") and CROW-KELLY #1, a partnership formed under the laws of the State of New York having an office at 87 Bedford Road, Katonsh, New York 10536 ("C-K1").

           WHEREAS, Schachter desires to sell certain real property that he owns, which is located in the Town of Yorktown, Westchester County, New York ("Property"); and

           WHEREAS, C-K1 desires to have an option to purchase the Property from Schachter;

           In consideration of the sum of $10,000.00 paid by C-K1 to Schachter, receipt of which is acknowledged, Schachter grants, bargains and sells to C-K1, its heirs, executors, administrators, successors and assigns, the exclusive option to purchase the real property ("Property"), which is more particularly described in the Agreement of Purchase and Sale ("Agreement") which is annexed to and made a part of this Option Agreement, upon the following terms and conditions:

           1. This option and all rights and privileges under this Option Agreement shall expire on September 1, 1989, at 5:00 P.M.

           2. This option is to be exercised by C-K1 by written notice, subscribed by C-K1 and sent by registered or certified mail within the time set in this Option Agreement for the exercise of this option to Albert A. Capellini, Esq. at 1500 Front Street, Yorktown Heights, New York 10598, as attorney for Schachter (copy of notice to Schachter at South Bedford Road, Mt. Kisco, NY 10549).

           3. The total purchase price shall be the sum of $540,000.00 to be paid by C-K1 if this option is exercised, as provided in the annexed Agreement. The sum paid for this option shall immediately be the property of Schachter and not be credited on account of the payment to be made on the closing of title, as provided in the annexed Agreement.

           4. If C-K1 does not exercise this option as provided in this Option Agreement, the sum of $10,000.00 and any other payments made pursuant to an extension of the option shall not be refunded to C-K1 and shall be retained by Schachter, free of all claims of C-K1, and neither party shall have any further rights or claims against the other.

           5. If this option is exercised, as provided in this Option Agreement, Schachter and C-K1 will respectively, as Seller and Purchaser, perform the obligations set forth in the annexed Agreement.

           6. This option shall not be assignable by C-K1 without the express written approval of Seller at Seller's sole discretion.

           7. C-K1 may extend this option for an additional period on a month to month basis which shall expire at 5:00 P.M. on January 1, 1991, ("Extended Option Termination Date") provided that prior to September 1, 1989, at 5:00 P.M. C-K1 shall have notified Schachter of its intention to extend this option by written notice subscribed by C-K1 and sent by registered or certified mail within the time set in this Option Agreement for the original option exercise to Albert A. Capellini, Esq., 1500 Front Street, Yorktown Heights, New York 10598, as attorney for Schachter. Such notice of intention to extend the option shall be accompanied by a check made payable to the order of Schachter for $1,000.00 for the month of September, 1989, and thereafter on the first day of each month the like sum of $1,000.00 shall be sent to Schachter until the expiration date of the extension period set forth above or earlier if C-K1 chooses not to utilize the entire extended period permitted herein.

           8. None of the aforesaid monthly extension period payments of $1,000.00 each shall be refundable to C-K1 in the event the option to purchase the Property is not exercised by C-K1; nor shall any of the $1,000.00 monthly payments for the extended option period be credited towards the purchase price in the event the option to purchase is exercised.

           9. Schachter hereby grants to C-K1 a license to enter upon the Property with such equipment and personnel as may be required at such reasonable time or times as may be required in order to make test borings and other subsurface or other explorations and other investigations as may reasonably be required in connection with the preparation of plans for construction and development on the Property. C-K1 shall conduct all such work as expeditiously as possible, with as little disturbance to the Property as possible, shall complete the same promptly and shall, upon completion, restore the Property as nearly as practicable to the conditions existing immediately prior to the performance of such work. C-K1 shall indemnify Schachter against claims and liabilities, including without limitation, mechanic's liens, arising out of such work. Such work shall comply with the requirements of any governmental agency having jurisdiction thereover.

           IN WITNESS WHEREOF, the parties have signed this Option Agreement on the date and year first written above.




                                               ---------------------------------
                                                       HARRY B. SCHACHTER


                                                 CROW - KELLY #1
                                                 By:


                                               ---------------------------------
                                                       GENERAL PARTNER

STATE OF NEW YORK
                        ss.:
COUNTY OF WESTCHESTER

     On the     day of           , 19   , before me personally came HARRY B.
SCHACHTER to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same.



                                            -----------------------------------
                                            Notary Public







STATE OF NEW YORK
                        ss.:
COUNTY OF WESTCHESTER

     On the     day of           , 19   , before me personally came
                       to me known to be the individual described in and who
executed the foregoing instrument, and who, being duly sworn by me, did depose
and say that he is a General Partner of CROW-KELLY #1           , a
co-partnership, and that he executed the foregoing instrument in the name of
CROW-KELLY #1          , and that he had authority to sign the same, and he
acknowledged to me that he executed the same as the act and deed of said co-partnership for the uses and purposes therein mentioned.



                                            -----------------------------------
                                                       NOTARY PUBLIC

           WARNING:

           NO REPRESENTATION IS MADE THAT THIS FORM OF CONTRACT FOR THE SALE AND PURCHASE OF REAL ESTATE COMPLIES WITH SECTION 5-702 OF THE GENERAL OBLIGATIONS LAW ("PLAIN ENGLISH"), CONSULT YOUR LAWYER BEFORE SIGNING IT.

           NOTE: FIRE AND CASUALTY LOSSES:

           This contract form does not provide for what happens in the event of fire or casualty loss before the title closing. Unless different provision is made in this contract, Section 5-1311 of the General Obligations Law will apply. One part of that law makes a purchaser responsible for fire and casualty loss upon taking of title to or possession of the premises.

DATE:      CONTRACT OF SALE made as of the          day of           , 19

PARTIES:   BETWEEN        HARRY E. SCHACHTER, residing at

           Address:   (No #) South Bedford Road, Mt. Kisco, New York 10549
           hereinafter called "SELLER", who agrees to sell;

           and            CROW-KELLY #1, a New York partnership having an office
           at

PREMISES:  Address:   87 Bedford Road, Katnosh, New York 10536

           hereinafter called "PURCHASER" who agrees to buy the property, including all buildings and improvements thereon (the "PREMISES"), more fully described on a separate page marked "Schedule A," and also known as:

                        Street Address:  Front Street

                        Tax Map Designation:  Section 14.5 Parcel 1. Lot 10.7
                                              Yorktown

           Together with SELLER'S interest, if any, in streets and unpaid awards as set forth in Paragraph 9.

                      THIS IS A SALE OF VACANT LAND ONLY
                      ----------------------------------

           Excluded from this sale are: Furniture and household furnishings.

PURCHASE   1. (a) The purchase price is                    $540,000.00
PRICE:
           Payable as follows:

           On the signing of this contract,
           by check subject to collection:                 $ 54,000.00

           By allowance for the principal
           amount still unpaid on EXISTING MORTGAGE(S):    $    -0-

           By a Purchase Money Note and Mortgage from
           PURCHASER (or assigns) to SELLER:               $    -0-

           BALANCE AT CLOSING:                             $486,000.00

ACCEPTABLE     3. All money payable under this contract unless otherwise
FUNDS:         specified, shall be either:

                  a. Cash, but not over one thousand ($1,000.00) Dollars,
                  b. Good certified check of PURCHASER, or official check of any bank, savings bank, trust company, or savings loan association having a banking office in the State of New York, payable to the order of SELLER, or to the order PURCHASER and duly endorsed by PURCHASER (if an individual) to the order of SELLER in the presence of SELLER SELLER'S attorney.
                  c. Money other than the purchase price, payable to SELLER at
               CLOSING, may be by check of PURCHASER up to amount of the tax adjustments or
                  d. As otherwise agreed to in writing by SELLER or SELLER'S attorney.

"SUBJECT TO"   4. The PREMISES are to be transferred subject to:
PROVISIONS:
                  a. Laws and governmental regulations that affect the use and maintenance of the PREMISES, provided that they are not violated by the buildings and improvements erected on the PREMISES.
                  b. Consents for the erection of any structures on, under or above any streets on which the PREMISES abut.
                  c. Encroachments of stoops, areas, cellar steps, trim and
               cornices, if any, upon any street or highway.
                  d. Any state of facts an accurate survey may show provided same does not render title unmarketable.
                  e. Covenants, easements, restrictions and agreements of
               record.

TITLE          5. SELLER shall give and PURCHASER shall accept such title as any
COMPANY        reputable title company, a member of The New York Board of Title
APPROVAL:      Underwriters will be willing to approve and insure in accordance with their standard form of this policy, subject only to the matters provided for in this contract.

CLOSING        6. "CLOSING" means the settlement of the obligations of SELLER
DEFINED        and PURCHASER to each other under this contract including the
AND            payment of the purchase price to SELLER, and the delivery to
FORM OF        PURCHASER of a Bargain Sale with Covenants deed in proper
DEED:          statutory form for recording so as to transfer full ownership (XX
               XXXXX title) to the PREMISES, free of all encumbrances except as herein stated. The deed will contain a covenant by SELLER as required by Section 13 of the Lien Law.

               If SELLER is a corporation, it will deliver to PURCHASER at the time of CLOSING (a) a resolution of its Board of Directors authorizing the sale and delivery of the deed, and (b) a certificate by the Secretary or Assistant Secretary of the corporation certifying such resolution and setting forth facts showing that the transfer is in conformity with the requirements of Section 909 of the Business Corporation Law. The deed in such case shall contain a recital sufficient to establish compliance with that section.

CLOSING        7. CLOSING will take place at the office of seller's attorney's
DATE AND       office at 10:00 a.m. o'clock within 30 days of the complete
PLACE:         signing of this Agreement.

BROKER: 8. PURCHASER hereby states that PURCHASER has not dealt with any broker in connection with this sale other than and SELLER agrees to pay the broker the commission earned thereby (pursuant to separate agreement).

STREETS        9. It also includes any right of SELLER to any unpaid award by
AND            reason of any taking by condemnation and/or for any damage to the
ASSIGN-        PREMISES by reasons of change of grade of any street or highway.
MENT OF        SELLER will deliver at no additional cost to PURCHASER, at
UNPAID         CLOSING, or thereafter, on demand, any documents which PURCHASER
AWARDS:        may require to collect the award and damages.

MORTGAGEE'S    10. SELLER agrees to deliver to PURCHASER at CLOSING a letter
CERTIFICATE    dated not more than thirty (30) days before CLOSING signed by the
OR LETTER AS   holder of each EXISTING MORTGAGE, certifying the amount of the
TO EXISTING    unpaid principal and interest, date of maturity, and rate of
MORTGAGE(S):   interest.
               SELLER shall pay the fees for recording such certificate. If the holder of a mortgage is a bank or other institution as defined in
               Section 274-a; Real Property Law, it may, instead of the certificate, furnish an unqualified letter dated not more than thirty (30) days before CLOSING containing the same information.
               SELLER hereby states that any EXISTING MORTGAGE will not be in default at the time of CLOSING.

COMPLIANCE     11.a.  SELLER will comply with all notes or notices of violations
WITH STATE     of law or municipal ordinances, orders or requirements noted in
AND            or issued by any governmental department having authority as to
MUNICIPAL      lands, housing, buildings, fire, health and labor conditions
DEPARTMENT     affecting the PREMISES at the date hereof. The PREMISES shall be
VIOLATIONS     transferred free of them at CLOSING. SELLER shall furnish
AND ORDERS:    PURCHASER with any authorization necessary to make the searches that could disclose these matters.

INSTALLMENT    12. If at the time of CLOSING the PREMISES are affected by an
ASSESSMENT:    assessment which is or may become payable in annual installments, and the first installment is then a lien, or has been paid, then for the purposes of this contract all the unpaid installments shall not be considered due and payable
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

APPORTION-     13. The following are to be apportioned as of midnight of the
MENTS:         day before the day of CLOSING: (a) Taxes, water charges and sewer rents, on that of the fiscal period for which assessed.

                   If CLOSING shall occur before a new tax rate is fixed, the apportionment of taxes shall be upon the basis of the old rate for the preceding period applied to the latest agreed valuation.

                   Any errors or omissions in computing apportionments at
               CLOSING shall be corrected. This provision shall XXX CLOSING.

WATER          14. If there be a water meter on the PREMISES, SELLER shall
METER          furnish a reading to a date not more than thirty days before
READINGS:      CLOSING date and the unfixed meter charges and sewer rent, if any, shall be apportioned on the basis of such last reading.

ALLOWANCE      15. SELLER has the option to credit PURCHASER as an adjustment of
FOR UNPAID     the purchase price with the amount of any unpaid taxes,
TAXES, ETC:    assessments, water charges and sewer rents, together with any interest and penalties thereon to a date not less than business days after CLOSING, provided that official bills therefor computed to said date are produced at CLOSING.

USE OF         16. If there is anything else affecting the sale which SELLER is
PURCHASE       obligated to pay and discharge at CLOSING, SELLER use any portion
PRICE TO PAY   of the balance of the purchase price to discharge it. As an
ENCUM-         alternative, SELLER may deposit money with title insurance
BRANCES:       company employed by PURCHASE required by it to assure its
               discharge, but only if the title insurance company will insure
               PURCHASER'S title clear of the matter or insure against its enforcement out of the PREMISES, A request made within a reasonable time before CLOSING, PURCHASER agrees to provide separate certified check requested to assist in clearing up these matters.

AFFIDAVIT      17. If a title examination discloses judgments, bankruptcies or
AS TO          other returns against persons having names the same or similar to
JUDGMENTS,     that of SELLER, SELLER shall deliver a satisfactory detailed
BANKRUPT-      affidavit at CLOSING showing that they are against SELLER.
CIES:

DEED           18. At CLOSING, SELLER shall deliver a check payable to the order
TRANSFER       of the appropriate State, City or County officer in the amount of
AND            any applicable transfer and/or recording tax payable by reason of
RECORDING      the delivery or recording of deed, together with any required tax
TAXES:         return. PURCHASER agrees to duly complete the tax return and to cause the XXXXX and the tax return to be delivered to the appropriate officer promptly after CLOSING.

PURCHASER'S    19. All money paid on account of this contract, and the
LIEN:          reasonable expenses of examination of the title to the PREMISES and of any survey and survey inspection charges are hereby made liens on the PREMISES and collectable out of PREMISES. Such liens shall not continue after default in performance of the contract by PURCHASER.

SELLER'S       20. If SELLER is unable to transfer title to PURCHASER in
INABILITY      accordance with this contract, SELLER'S sole liability should be
TO             to refund all money paid on account of this contract, plus all
CONVEY AND     charges made for: (i) examining the title, (ii) any appropriated
LIMITATION     additional searches made in accordance with this contract, and
OF             (iii) survey and survey inspection charges. Upon such references
LIABILITY:     and payment this contract shall be considered cancelled, and neither SELLER nor PURCHASER shall have any further rights against the other.

CONDITION      21. PURCHASER has inspected the PREMISES and thoroughly
OF             acquainted with its condition, PURCHASER agrees to purchase it
PROPERTY:      "as is" and in its present condition subject to deterioration between now and CLOSING. PURCHASER shall have right, after reasonable notices to SELLER, to inspect it before CLOSING.

ENTIRE         22. All prior understandings and agreements between SELLER and
AGREEMENT:     PURCHASER are merged in this contract completely expresses their full agreement. It has been entered into after full investigation, neither party relying upon statements made by anyone else that are not set forth in this contract.

CHANGES        23. This contract may not be changed or cancelled except in
MUST BE IN     writing. The contract shall also apply to and bind distributees,
WRITING:       heirs, executors, administrators, successors and assigns of the respective parties. Each of the parties here authorize their attorneys to agree in writing to any changes in dates and time periods provided for in this contract.

SINGULAR       24. Any singular word or term herein shall also be read as in the
ALSO           plural whenever the sense of this contract may require.
MEANS
PLURAL:        25. This contract and any valuable interest hereunder may not be assigned by the purchaser without the written consent of the seller and any such assignment shall be null and void and of no force and effect.

               26. Purchaser represents, warrants and covenants to Seller that he has not dealt with any brokers in connection with this transaction. Purchaser further agrees to indemnify and hold Seller harmless from and against any claim, loss or liability including the cost of defending against any such claim, loss or liability, which may be asserted by anyone for brokerage commissions or finder's fees or similar compensation in connection with this transaction. The provision of this paragraph 26 shall survive the closing of title and the delivery of the deed herein.

               In Presence Of:

                                             --------------------------------
                                             HARRY E. SCHACHTER

                                             CROW-KELLY #1
                                             by:
                                             --------------------------------
                                                 General Partner

STATE OF NEW YORK, COUNTY OF
On the __________ day of __________________________ 19__, before me personally came ___________________________________________________________________________
________________________________________________________________________________
to me known to be the individual ______ described in and executed the foregoing instrument, and acknowledged that ____________________________ executed the same.

STATE OF NEW YORK, COUNTY OF
On the __________ day of __________________________ 19__, before me personally came ___________________________________________________________________________
________________________________________________________________________________
to me known, who, being by me duly sworn, did depose and say that ______ he resides at No. ____________________________ that he is the ____________
of __________, the corporation described in and which executed the foregoing instrument; that _____ he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that _____ be signed by _____ name thereto by like order.

STATE OF NEW YORK, COUNTY OF
On the __________ day of __________________________ 19__, before me personally came ___________________________________________________________________________
________________________________________________________________________________
to me known to be the individual ______ described in and executed the foregoing instrument, and acknowledged that ____________________________ executed the same.

STATE OF NEW YORK, COUNTY OF
On the __________ day of __________________________ 19__, before me personally came ___________________________________________________________________________
________________________________________________________________________________
to me known and known to me to be a partner in ___________ a partnership, and known to me to be the person described and who executed the foregoing instrument in the partnership name, and said __________ duly acknowledged that he executed the foregoing instrument for and on behalf of said partnership.

Closing of title under the within contract is hereby adjourned to ______________

______ 19__, at ____ o'clock, at ______________; title to be closed and all adjustments to be made as of ______________19 ____________________
Dated, ____________________________________19 ____________________
For value received, the within contract and all the right, title and interest of the purchaser thereunder are hereby assigned, transferred and set over unto ___
________________________________________
and said assignee hereby assumes all obligations of the purchaser thereunder,________________________
Dated, ____________________________________19 ____________________________


                                          -------------------------------------
                                                                      Purchaser

                                          -------------------------------------
                                                          Assignee of Purchaser


                                                            PREMISES
           Contract of Sale
                                           Section____________________
TITLE NO.                                  Block _____________________
------------------------------------
                 From:                     Lot ________________________________
                                           County or Town _____________________
                                           Street Numbered Address ____________

                                                Recorded At Request of
                                                COMMONWEALTH LAND
                                                 TITLE INSURANCE COMPANY
                                                 RETURN BY, MAIL TO:
                                            -----------------------------------
                 To:

                                                               Zip No.
                                            -----------------------------------
--------------------------------------------------------------------------------
             STANDARD FORM OF NEW YORK BOARD OF TITLE UNDERWRITERS

         ----------------------------------------------------------------
          [LOGO OF COMMONWEALTH LAND TITLE INSURANCE COMPANY APPEARS HERE]
         ----------------------------------------------------------------

                                CROW-KELLY # 1

11 Martine Avenue                            87 Bedford Road
White Plains, NY 10606                       Kaytonah, New York 10536

                                             January 20, 1989


Prodigy Services Company
445 Hamilton Avenue
White Plains, NY 10601

Attention: Real Estate Department

Re:       Lease Dated June 6, 1988 between Crow-Kelly # 1, as
          Landlord, and Prodigy Services company, as Tenant,
          Yorktown Heights, New York ("Lease")
          ------------------------------------

Ladies and Gentlemen:

     Reference is made to the Lease. Defined terms in this letter shall have the same meaning as those in the Lease unless otherwise specified or defined.

     You and we have agreed as follows: 1. The commencement date of the Term is and shall be January 21, 1989, on which date the first monthly installment of minimum rent as set forth in Section 1(a) of the Lease shall be due and payable.
2. The Term shall end on February 12, 1991. 3. The first (1st) renewal option shall be exercised by Prodigy on or before August 12, 1990 for the first renewal term of five (5) years and seventeen (17) days, to commence February 13, 1991 and end February 29, 1996. The second (2nd) renewal option shall be exercised by Prodigy on or before September 1, 1995 for the five (5) year term to commence March 1, 1996 and to end February 28, 2001. During the extension of the Term through February 12, 1991, all of the terms and conditions of the Lease (including, without limitation, the minimum annual rent) shall be and remain applicable.

Prodigy Services Company
January 20, 1989
Page 2


     If the foregoing accurately reflects your understanding, please so indicate by signing the enclosed copies of this letter and returning them to the undersigned, whereupon the letter shall constitute an amendment of the Lease and a binding agreement between us.

                                                 Very truly yours,

WITNESS:

                                             by: [SIGNATURE APPEARS HERE]
-------------------------------                  ---------------------------

                                             Title: [TITLE APPEARS HERE]
                                                    ------------------------

Accepted and Agreed:

PRODIGY SERVICES COMPANY                         WITNESS


by: [SIGNATURE APPEARS HERE]
    ---------------------------                  ---------------------------

Title:  VP Fin & Plng
       ------------------------


            [SEAL APPEARS HERE]

                                                  [LOGO OF PRODIGY APPEARS HERE]
                                                    Interactive Personal Service


                                                        Prodigy Services Company
                                                             445 Hamilton Avenue
                                                          White Plains, NY 10601
                                                          Telephone 914 993-8000
July 19,1990



Mr. Udo Walther, Partner
Trammell Crow Company
3700 Texas Commerce Tower
220 Ross Avenue, Suite 3700
Dallas, TX 75201-2997

Re: Lease dated June 6, 1988, as amended by Lease Amendment dated January 20, 1989 between Crow Kelly #1 as Landlord and Prodigy Services Company as Tenant for premises at Front Street, Yorktown Heights, New York.

Dear Mr. Walther:

The above referenced Lease, as amended is scheduled to expire
February 12, 1991.

As per the above referenced documents please accept this letter as notification by Prodigy Services Company of our intent to exercise our first option to renew our Lease as amended. The first renewal term commences on February 13, 1991 and ends February 29, 1996 with an annual rent of $519,350.00 payable in equal monthly installments of $43,279.17.

Prodigy Services Company


By: [SIGNATURE APPEARS HERE]
    -------------------------

Title:      President
      ----------------------


cc: Joseph P. Carlucci, Esq., Cuddy & Feder                  [SEAL APPEARS HERE]